Exhibit 10.1

IA Global, Inc.

Amendment to Binding Term Sheet

September 28, 2007

1.	Parties

IA Global, Inc. (as “Purchaser”) and Outsourcing Business of Linc Media, Inc. (as “Seller”)

2.	Amendment to September 4, 2007 Term Sheet
•	The parties entered into a Term Sheet on September 4, 2007 related to the acquisition of the Outsourcing Business of Seller by Purchaser.
•	Purchaser and Seller hereby agree to extend the closing date to October 10, 2007.
•	No other terms of the September 4, 2007 change.
IA Global, Inc.	LINC Media Inc.

/s/ Derek Schneideman	/s/ Terrie Lloyd
Derek Schneideman, CEO	Terrie Lloyd, President